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                                                                  EXHIBIT T3A-11



                              CERTIFICATE OF MERGER
                                       OF
                             ALBANY MERGER SUB, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                                ZUMA/ALBANY, INC.
                            (A DELAWARE CORPORATION)

                                   **********

The undersigned corporation

DOES HEREBY CERTIFY:

         FIRST:   That the name and state of incorporation of each of the
constituent corporations that are a party to the merger are as follows:

         Name                                    State of Incorporation

         Zuma/Albany, Inc.                            Delaware
         Albany Merger Sub, Inc.                      Delaware

         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the Delaware General Corporation Law.

         THIRD:   That the name of the surviving corporation is Zuma/Albany,
Inc.

         FOURTH: That the Certificate of Incorporation of Zuma/Albany, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation; provided that from and after the effective time of the merger Article First of the surviving corporation's Certificate of Incorporation is amended to read as follows:

              "FIRST: The name of the Corporation (hereinafter the "Corporation") is

                       CRICKET LICENSEE (ALBANY), INC.

         FIFTH:   That the executed Agreement and Plan of Merger is on file at
10307 Pacific Center Court, San Diego, CA 92121, the principal place of business of the surviving corporation.

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         SIXTH:   That a copy of the Agreement and Plan of Merger will be
furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this 27th day of October, 2000.

                                     ZUMA/ALBANY, INC.

                                     By: /s/ Scott Donohue
                                        ----------------------------------------
                                     Name:   Scott Donohue
                                         ---------------------------------------
                                     Title:  President and Secretary
                                           -------------------------------------

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                            CERTIFICATE OF CORRECTION
                                FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                                       OF
                                ZUMA/ALBANY, INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                    OF THE STATE OF DELAWARE ON JULY 6, 1999

         Zuma/Albany, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         1.       The name of the corporation is Zuma/Albany, Inc.

         2. A Certificate of Incorporation of the Corporation (the "Certificate") was filed with the Secretary of State of the State of Delaware on July 6, 1999, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy of said Certificate to be corrected is as follows:

                           The number of shares authorized is incorrect.

         4. Article 4 of the Certificate is hereby deleted in its entirety and is corrected to read as follows:

                           4. The total number of shares of stock which the corporation shall have authority to issue is 3,000 shares of Common Stock. The par value of each share is $0.01.

         IN WITNESS WHEREOF, said Zuma/Albany, Inc. has caused this Certificate to be signed by Scott Donohue, its President and Secretary, this 6th day of August, 1999.

                                    ZUMA/ALBANY, INC.

                                    /s/ Scott Donohue
                                    -----------------
                                    Scott Donohue,
                                    President and Secretary

                                       -3-
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                          CERTIFICATE OF INCORPORATION

                                       OF

                                ZUMA/ALBANY, INC.

         1.       The name of the corporation is Zuma/Albany, Inc.

         2. The address of its registered office in the State of Delaware is Corpration Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corpration Trust Company.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corpration Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is 200,000 shares of Common Stock. The par value of each share is $0.01.

         5. The name and mailing address of the incorporator is as follows:

                  Name                   Mailing Address

                  David Loh, Esq.        Goodwin, Procter & Hoar LLP
                                         Exchange Place
                                         Boston, Massachusetts 02109

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

         6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  Name                  Mailing Address

                  Scott Donohue         c/o Coloma Wireless
                                        One Lambard St., Second Floor
                                        San Francisco, CA 94111

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the

                                       -4-
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corporation shall so provide.

         9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corpration Law, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment or repeal of this Section shall adversely affect the rights and protection afforded to a director of the corporation under this Section for acts or omissions occurring prior to such amendment or repeal.

         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditor or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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         THE UNDERSIGNED incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, herby declaring and certifying that it is his free act and deed and the facts herein stated are true, and accordingly he has hereunto set his hand this 2nd day of July, 1999.

                                        /s/ David Loh
                                        ---------------------------------
                                        David Loh, Esq.

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